EXHIBIT 3.1

AMENDED AND RESTATED

BYLAWS OF

XTO ENERGY INC.

(The “Corporation”)

ARTICLE I

Offices

Section 1.1. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware or at such other location in the State of Delaware as may be determined by resolution of the Board of Directors.

Section 1.2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

Section 2.1. All meetings of the stockholders for the election of directors shall be held in the City of Fort Worth, State of Texas, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the States of Delaware or Texas as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2. Annual meetings of stockholders shall be held on the third Tuesday in May at 10:00 a.m., if not a legal holiday, and if a legal holiday, then on the next secular business day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which time they shall elect a board of directors, and transact such other business as may be properly brought before the meeting.

Section 2.3. Unless otherwise provided by law, notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 2.4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, which shall be open to the inspection of any stockholder for any purpose germane to the meeting as required by applicable law. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called only by the Chairman of the Board, Chief Executive Officer or the President or by the Board of Directors or by the affirmative vote of the holders of 80% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Such request shall state the purpose or purposes of the proposed meeting.

Section 2.6. Unless otherwise required by law, notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to notice of such meeting.

Section 2.7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.8. The holders of a majority in voting power of the stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, or the person presiding over the meeting, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Notwithstanding the foregoing, if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.9. When a quorum is present at any meeting, the affirmative vote of the holders of a majority in voting power of the stock of the Corporation having voting power and entitled to vote thereon, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of these Bylaws, the Certificate of Incorporation, the rules or regulations of any stock exchange applicable to the Corporation, as otherwise required by law or pursuant to any regulation applicable to the Corporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.10. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

Section 2.11. Subject to the rights of the holders of any series of preferred stock then outstanding, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly-called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders unless all of the stockholders entitled to vote thereon consent thereto in writing.

Section 2.12. Only individuals nominated for election to the Board of Directors of the Corporation pursuant to and in accordance with the provisions of this Section 2.12 may be elected to and may serve upon the Board of Directors of the Corporation. Subject to the rights of holders of any class or series of stock of the Corporation having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, nominations for election of directors may be made either by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. Subject to the foregoing, only a stockholder of record entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting of stockholders and only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the attention of the Board of Directors, with a copy to the President and the Secretary of the Corporation, and has been received not later than 120 days in advance of the scheduled date for the next annual meeting of stockholders.

Each such notice required by this Section 2.12 shall set forth:

(a) the name and address, as they appear on the Corporation’s books and records, of the stockholder who intends to make the nomination, the name and address of the beneficial owner, if any, on whose behalf the nomination is made, and the name and address of the person or persons to be nominated;

(b) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner;

(c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

(e) whether the proponent intends or is part of a group which intends to solicit proxies from other stockholders in support of such nominee; and

(f) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors.

To be effective, each notice given hereunder must be accompanied by the written consent of each nominee to be named in the proxy statement as a nominee and to serve as a director of the Corporation if elected.

Notwithstanding the foregoing provisions of this Section 2.12, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions hereof and, if he should so determine, he shall declare to the meeting that such nomination was not properly brought before the meeting and shall not be considered.

Section 2.13. At a meeting of the stockholders of the Corporation, only such business shall be conducted as shall have been properly brought before the meeting in accordance with these Bylaws. To be properly brought before a meeting, business must (a) be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise be properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise (i) be properly requested to be brought before the meeting by a stockholder of record entitled to vote in the election of directors generally as provided herein, and (ii) constitute a proper subject to be brought before such meeting. For business to be properly brought before a meeting of stockholders by a stockholder, any stockholder who intends to bring any matter (other than in connection with the election of directors) before a meeting of stockholders and is entitled to vote on such matter must deliver written notice of such stockholder’s intent to bring such matter before the meeting of stockholders, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation. Such notice must be received by the Secretary not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For purposes of this Section 2.13, notice shall be deemed to first be given to stockholders when disclosure of such date of the meeting of stockholders is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Notwithstanding the foregoing provisions of this Section 2.13, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

A stockholder’s notice to the Secretary required by this Section 2.13 shall set forth as to each matter the stockholder proposes to bring before the meeting of stockholders (i) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation’s books, of the stockholder intending to propose such business and the name and address of the beneficial owner, if any, on whose behalf the proposal is being made and the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner; (iii) a representation that the stockholder is a holder of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal; (iv) any material interest of the stockholder and the beneficial owner, if any, on whose behalf the proposal is being made in such business; and (v) whether the proponent intends or is part of a group which intends to solicit proxies from other stockholders in support of such proposal. No business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this Section 2.13 of these Bylaws. The Chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting and in accordance with the provisions hereof and, if he should so determine, he shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

Notwithstanding the foregoing provisions of this Section 2.13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.13. Nothing in this Section 2.13 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 2.14. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors of the Corporation may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the Chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.15. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.

The inspector or inspectors so appointed shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 2.16. At any meeting of stockholders, the Chairman or Vice Chairman (or in the event there might be more than one vice chairman, the vice chairmen in the order designated by the directors or, in the absence of any designation, in the order of election) of the Corporation (in such order) shall act as the Chairman of the meeting and preside over the meeting, and the stockholders shall not have the right to elect a different person as Chairman of the meeting. The Chairman of the meeting shall have the authority to determine when the election polls shall be closed in connection with any vote to be taken at the meeting.

ARTICLE III

Directors

Section 3.1. The business and affairs of the Corporation shall be managed by a board of directors, which shall have and may exercise all of the powers of the Corporation, except such as are expressly conferred upon the stockholders by law, by the Certificate of Incorporation or by these Bylaws. Subject to the rights of the holders of shares of any series of preferred stock then outstanding to elect additional directors under specified circumstances, the Board of Directors shall consist of not less than three nor more than twenty-one persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by either (i) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, (ii) the affirmative vote of the holders of 80% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, or (iii) the Certificate of Incorporation. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. The directors shall be divided into three classes, as nearly equal in number as possible, with the term of the first class to expire at the annual meeting next ensuing, the second class one year thereafter, and the third class two years thereafter, and with the members of each class to hold office until their successors have been elected and qualified. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

Section 3.2. Subject to the rights of the holders of any series of preferred stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time only for cause and only by the affirmative vote of a majority of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. “Cause” shall be exclusively defined to mean: (a) conviction of a felony, (b) proof beyond a reasonable doubt of the gross negligence or willful misconduct of such director which is materially detrimental to the Corporation, or (c) proof beyond a reasonable doubt of a breach of fiduciary duty of such director which is materially detrimental to the Corporation.

Section 3.3. Subject to the rights of holders of any series of any preferred stock then outstanding, newly-created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office even though less than a quorum or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 3.4. The Board of Directors may in its discretion elect one or more persons to be advisory directors (an “Advisory Director”), who by such appointment shall not as such be a member of the Board of Directors. Each such Advisory Director shall be elected for such term as determined by the Board of Directors, to serve at the pleasure of the Board of Directors, and may be removed (with or without cause) by the Board of Directors. An Advisory Director shall have such powers and duties as may be determined by the Board of Directors. Unless otherwise determined by the Board of Directors, an Advisory Director shall be entitled to notice of and to attend all meetings of the Board of Directors. Advisory Directors shall be entitled to participate in the discussion of all matters brought before the Board of Directors but will not have a right to vote. Advisory Directors shall not be considered members of the Board of Directors for notice, quorum, voting or other purposes, and shall not have the powers or responsibilities of a director of the Corporation. No action of the Board of Directors or any committee shall be invalid by reason of a failure of any Advisory Director to receive notice of or to attend any meeting of the Board of Directors or any committee.

Advisory Directors may, as from time to time designated by the Board of Directors or the Chairman, be appointed to one or more committees of the Board of Directors and shall be entitled to notice of and to attend meetings of such committees. The Board of Directors or any committees shall have the authority to excuse Advisory Directors from all or any portion of any meeting. Advisory Directors shall receive compensation and reimbursement of expenses as determined by the Board of Directors.

Meetings of the Board of Directors

Section 3.5. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.6. The Board of Directors shall hold a regular meeting of directors immediately following the meeting of stockholders at which directors were elected, and no notice of such meeting to the directors shall be necessary in order to legally constitute the meeting, provided a quorum shall be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section 3.7. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 3.8. Special meetings of the Board of Directors may be called by the Chairman of the Board on 24 hours’ notice to each director, either personally or by mail, facsimile, or other means of electronic transmission. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the directors (unless the Board of Directors consists of only one director; in which case special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of the sole director).

Section 3.9. At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, these Bylaws or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.10. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in accordance with applicable law.

Section 3.11. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Committees of Directors

Section 3.12. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent permitted by applicable law and provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware (the “Act”) to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 3.13. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Compensation of Directors

Section 3.14. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

Notices

Section 4.1. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or by electronic transmission in accordance with applicable law. Notice to directors may also be given by facsimile or by other electronic transmission.

Section 4.2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof given by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

Officers

Section 5.1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a chief executive officer, a president, one or more vice presidents, a secretary, a treasurer and such other additional officers as the Board of Directors shall determine to be necessary. The Board of Directors may also choose assistant vice presidents and one or more assistant secretaries and assistant treasurers. The Board of Directors shall also choose a Chairman of the Board and a Vice Chairman of the Board who may or may not be designated as officers or employees of the Corporation by the resolutions of the Board of Directors appointing such persons to hold such positions. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide. The Chairman shall be elected from among the directors.

Section 5.2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a president, a chief executive officer, one or more vice presidents, a secretary and a treasurer.

Section 5.3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 5.4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or a committee thereof.

Section 5.5. The officers of the Corporation and the Chairman and Vice Chairman, to the extent not designated an officer of the Corporation, shall hold office or their position, as applicable, until their successors are chosen and qualify. The Chairman, Vice Chairman and any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors then in office. Such removal shall be without prejudice to the contract rights, if any, of the person so removed, provided, however, that the election or appointment of an officer shall not, of itself, create contract rights. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Chairman of the Board

Section 5.6. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders of the Corporation. The Chairman shall formulate and submit to the Board of Directors or a committee designated thereby matters of general policy of the Corporation and shall perform such other duties as usually pertain to the office or as may be prescribed by the Board of Directors.

The Vice Chairman

Section 5.7. The Vice Chairman shall, in the absence of the Chairman, preside at all meetings of the Board of Directors and of the stockholders. In the event there may be more than one vice chairman, the vice chairmen in the order designated by the Board of Directors shall preside in the Chairman’s absence and, in the absence of any designation, in the order of election. The Vice Chairman shall perform such other duties and have such other powers as the Chairman, or the Board of Directors may from time to time prescribe.

The Chief Executive Officer

Section 5.8. The Chief Executive Officer shall be the senior officer of the Corporation and shall perform such duties as usually pertain to the office or as may be prescribed by the Board of Directors.

The President

Section 5.9. The President shall be the chief operating officer of the Corporation and, subject to the control of the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall keep the Board of Directors fully informed and shall consult them concerning the business of the Corporation.

Section 5.10. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

The Vice Presidents

Section 5.11. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the President, the Board of Directors or any committee of the Board of Directors may from time to time prescribe.

The Secretary and Assistant Secretary

Section 5.12. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. The Secretary shall have custody of the corporate seal of the Corporation and he, or any assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

Section 5.13. The Assistant Secretary (or if there be more than one, the assistant secretaries in the order designated by the Board of Directors, or if there by no such designation, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

The Treasurer and Assistant Treasurers

Section 5.14. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

Section 5.15. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

Section 5.16. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration of the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 5.17. The Assistant Treasurer, (or if there be more than one, the assistant treasurers in the order designated by the Board of Directors, or if there be no such designation, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

Certificates for Shares

Section 6.1. The shares of the Corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or Vice President and the Treasurer or an assistant treasurer, or the Secretary or an assistant secretary of the Corporation.

Upon the face or back of each stock certificate issued to represent any partially paid shares, or upon the books and records of the Corporation in the case of uncertificated partially paid shares, shall be set forth the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Certificates shall also contain such legends or statements as may be required by law and any agreement between the Corporation and the holder thereof.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the Act, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the Act or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 6.2. Any or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Lost Certificates

Section 6.3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in it discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Transfer of Stock

Section 6.4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney and filed with the Secretary of the Corporation or the transfer agent.

Section 6.5. Every stockholder or transferee shall furnish the Secretary or a transfer agent with the address to which notice of meetings and all other notices may be served upon or mailed to him or her, and in default thereof, he or she shall not be entitled to service or mailing of any such notice.

Fixing Record Date

Section 6.6. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (b) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (c) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which the notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Registered Stockholders

Section 6.7. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner, and to hold such person registered on its books liable for calls and assessments as the owner of such shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VII

Miscellaneous/Dividends

Section 7.1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, and applicable law, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

Section 7.2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall determine to be in the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Checks

Section 7.3. All checks, demands, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Contracts

Section 7.4. The Board of Directors may authorize any officer, officers, agent, or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Deposits

Section 7.5. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors or officers may select.

Fiscal Year

Section 7.6. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Seal

Section 7.7. The corporate seal, if any, shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Indemnification

Section 7.8. (a) The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason that he, or a person for whom he is the legal representative, is or was a director, Advisory Director, or officer of the Corporation or is or was serving at the written request of the Corporation as a director, Advisory Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the foregoing, but subject to paragraph (c) of this Section 7.8, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by the Covered Person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

(b) The Corporation shall, to the fullest extent not prohibited by law, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending a proceeding in advance of its final disposition, provided, however, that to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Section or otherwise.

(c) If a claim for indemnification following the final disposition of a proceeding or payment of expenses under this Section is not paid in full within sixty days after a written claim therefor has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person was not entitled to the requested indemnification or payment of expenses under applicable law.

(d) The rights conferred on any Covered Person by this Section shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

(e) The Corporation’s obligation, if any, to indemnify or advance expenses to any Covered Person who was or is serving at its request as a director, Advisory Director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

(f) Any repeal or modification of the foregoing provisions of this Section shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

(g) This Section shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VIII

Amendments

Section 8.1. The Board of Directors may amend or repeal these Bylaws or adopt new Bylaws; provided that, the power to adopt, amend or repeal Bylaws conferred upon the Board of Directors shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.

I, Virginia Anderson, do hereby certify that I am the duly elected, qualified and acting Secretary of XTO Energy Inc., a Delaware corporation, and hereby certify that the attached Bylaws of XTO Energy Inc. are valid and currently in effect and that no further amendments have been affixed thereto.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of said Corporation the 18th day of November, 2003.

/s/ Virginia Anderson
Virginia Anderson, Secretary